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                                                                   Exhibit No. 4

                      AGREEMENT AND PLAN OF REORGANIZATION

    THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made this 20th day of May, 2003, by and between MFS Series Trust I, a Massachusetts business trust ("Trust I"), on behalf of MFS Global Asset Allocation Fund, a segregated portfolio of assets ("series") thereof (the "Acquired Fund"), and MFS Series Trust VI, a Massachusetts business trust ("Trust VI"), on behalf of MFS Global Total Return Fund, a series thereof (the "Surviving Fund"), each with its principal place of business at 500 Boylston Street, Boston, Massachusetts 02116.

    This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of the regulations under Section 368(a) (the "Regulations") of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization will consist of (1) the transfer of the assets of the Acquired Fund to the Surviving Fund in exchange solely for the assumption by the Surviving Fund of the liabilities of the Acquired Fund and the issuance to the Acquired Fund of shares of beneficial interest, no par value ("shares"), in the Surviving Fund (the "Reorganization Shares"), (2) the distribution of the Reorganization Shares to the shareholders of the Acquired Fund in liquidation of the Acquired Fund as provided herein and (3) the termination of the Acquired Fund, all upon the terms and conditions hereinafter set forth in this Agreement (collectively, the "Reorganization").

    All representations, warranties, covenants and obligations of the Surviving Fund and the Acquired Fund (each a "Fund") contained herein shall be deemed to be representations, warranties, covenants and obligations of Trust VI and Trust I, respectively, acting on behalf of the Surviving Fund and the Acquired Fund, respectively, and all rights and benefits created hereunder in favor of the Surviving Fund and the Acquired Fund shall inure to, and shall be enforceable by, Trust VI and Trust I, respectively, acting on behalf of the Surviving Fund and the Acquired Fund, respectively.

    The Acquired Fund's shares are divided into four classes, designated Class A, Class B, Class C and Class I shares (the "Class A Acquired Fund Shares," "Class B Acquired Fund Shares," "Class C Acquired Fund Shares" and "Class I Acquired Fund Shares," respectively, and collectively, the "Acquired Fund Shares"). The Surviving Fund's shares are divided into five classes, including four classes designated Class A, Class B, Class C and Class I shares (the "Class A Reorganization Shares," "Class B Reorganization Shares," "Class C Reorganization Shares" and "Class I Reorganization Shares," respectively), which four classes are the only classes of the Surviving Fund's shares involved in the Reorganization and thus included in the term "Reorganization Shares." Each class of Acquired Fund Shares is substantially similar to the corresponding class of Reorganization Shares, i.e., the Funds' Class A, Class B, Class C and Class I shares correspond to each other.

    In consideration of the premises of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. THE REOGRANIZATION


    1.1 The Acquired Fund will transfer to the Surviving Fund all of its assets (consisting, without limitation, of portfolio securities and instruments, dividend and interest receivables, claims and rights of action, cash and other assets) as set forth in a statement of assets and liabilities as of the Valuation Date (as defined in paragraph 2.1 hereof) prepared in accordance with generally accepted accounting principles consistently applied, certified by Trust I's Treasurer or Assistant Treasurer and delivered by Trust I to Trust VI pursuant to paragraph 5.6 hereof (the "Statement of Assets and Liabilities") (collectively, the "Assets"), free and clear of all liens and encumbrances, except as otherwise provided herein, in exchange solely for (a) the assumption by the Surviving Fund of all of the liabilities of the Acquired Fund as set forth in the Statement of Assets and Liabilities (collectively, the "Liabilities") and (b) the issuance and delivery by the Surviving Fund to the Acquired Fund, for distribution in accordance with paragraph 1.3 hereof pro rata to the Acquired Fund shareholders of record determined as of the close of business on the Valuation Date (the "Acquired Fund Shareholders"), of the number of full and fractional (rounded to the third decimal place) Reorganization Shares determined as provided in paragraph 2.2 hereof. Such transactions shall take place at the closing provided for in paragraph 3.1 hereof (the "Closing").


    1.2 The Acquired Fund has provided the Surviving Fund with a list of the current securities holdings and other assets of the Acquired Fund as of the date of execution of this Agreement. The Acquired Fund reserves the right to sell any of these securities or other assets.


    1.3 On or as soon after the closing date established in paragraph 3.1 hereof (the "Closing Date") as is conveniently practicable (the "Liquidation Date"), the Acquired Fund will liquidate and distribute the Reorganization Shares it received pursuant to paragraph 1.1 hereof pro rata to the Acquired Fund Shareholders in actual or constructive exchange for their Acquired Fund Shares. Such liquidation and distribution will be accomplished by the transfer of the Reorganization Shares then credited to the account of the Acquired Fund on the books of the Surviving Fund to open accounts on the share records of the Surviving Fund in the names of the Acquired Fund Shareholders and representing the respective pro rata number of full and fractional (rounded to the third decimal place) Reorganization Shares due such shareholders, by class (i.e., the account for each Acquired Fund Shareholder of Class A Acquired Fund Shares shall be credited with the respective pro rata number of Class A Reorganization Shares due that shareholder, the account for each Acquired Fund Shareholder of Class B Acquired Fund Shares shall be credited with the respective pro rata number of Class B Reorganization Shares due that shareholder, and so on). The Surviving Fund will not issue share certificates representing the Reorganization Shares in connection with such distribution, except in connection with pledges and assignments and in certain other limited circumstances.

    1.4 Acquired Fund Shareholders holding certificates representing their ownership of Acquired Fund Shares shall surrender such certificates or deliver an affidavit with respect to lost certificates, in such form and accompanied by such surety bonds as the Acquired Fund may require (collectively, an "Affidavit"), to the Acquired Fund prior to the Closing Date. Any Acquired Fund Share certificate that remains outstanding on the Closing Date shall be deemed to be cancelled, shall no longer show evidence of ownership of Acquired Fund Shares and shall not evidence ownership of any Reorganization Shares. Unless and until any such certificate shall be so surrendered or an Affidavit relating thereto shall be delivered, dividends and other distributions payable by the Surviving Fund subsequent to the Closing Date with respect to the Reorganization Shares allocable to a holder of such certificate(s) shall be paid to such holder, but such holder may not redeem or transfer such Reorganization Shares.


    1.5 Any transfer taxes payable upon issuance of the Reorganization Shares in a name other than the registered holder of the Acquired Fund Shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Reorganization Shares are to be issued and transferred.

    1.6 The Acquired Fund shall be terminated promptly following the Liquidation Date.

2. VALUATION

    2.1 The net asset value of each class of the Reorganization Shares and the net value of the Assets shall in each case be determined as of the close of business on the last business day preceding the Closing Date (the "Valuation Date"). The net asset value of each class of the Reorganization Shares shall be computed by State Street Bank and Trust Company (the "Custodian"), as custodian and pricing agent for the Surviving Fund, in the manner set forth in Trust VI's Amended and Restated Declaration of Trust ("Trust VI's Declaration of Trust") or By-laws and the Surviving Fund's then-current prospectus and statement of additional information, to not less than two decimal places. The net value of the Assets shall be computed by the Custodian, as custodian and pricing agent for the Acquired Fund, by calculating the value of the Assets and subtracting therefrom the amount of the Liabilities, in the manner set forth in Trust I's Amended and Restated Declaration of Trust ("Trust I's Declaration of Trust") or By-laws and the Acquired Fund's then-current prospectus and statement of additional information. The determinations of the Custodian shall be conclusive and binding on all parties in interest.


    2.2 The number of each class of Reorganization Shares (including fractional shares, if any, rounded to the third decimal place) the Surviving Fund shall issue pursuant to paragraph 1.1(b) hereof shall be as follows: (a) the number of Class A Reorganization Shares shall be determined by dividing the net value of the Assets (computed as set forth in paragraph 2.1 hereof) (the "Acquired Fund Value") attributable to the Class A Acquired Fund Shares by the net asset value of a Class A Reorganization Share (computed as set forth in such paragraph), (b) the number of Class B Reorganization Shares shall be determined by dividing the Acquired Fund Value attributable to the Class B Acquired Fund Shares by the net asset value of a Class B Reorganization Share (as so computed), (c) the number of Class C Reorganization Shares shall be determined by dividing the Acquired Fund Value attributable to the Class C Acquired Fund Shares by the net asset value of a Class C Reorganization Share (as so computed), and (d) the number of Class I Reorganization Shares shall be determined by dividing the Acquired Fund Value attributable to the Class I Acquired Fund Shares by the net asset value of a Class I Reorganization Share (as so computed).


    2.3 All computations of value shall be made by the Custodian in accordance with its regular practice as pricing agent for the Surviving Fund and the Acquired Fund, as applicable.

3. CLOSING AND CLOSING DATE


    3.1 The Closing Date shall be as soon as practicable after the Reorganization is approved by shareholders of the Acquired Fund, but in no event later than August 31, 2003. The Closing shall be held at 8:00 a.m., Boston time, at the offices of Trust VI, 500 Boylston Street, Boston, Massachusetts 02116, or at such other time and/or place as the parties may agree.


    3.2 Portfolio securities shall be delivered by the Acquired Fund to the Custodian for the account of the Surviving Fund on the Closing Date, duly endorsed in proper form for transfer, in such condition as to constitute good delivery thereof in accordance with the custom of brokers, and shall be accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. The cash delivered shall be in the form of currency, certified or official bank check or federal fund wire, payable to the order of "State Street Bank and Trust Company, Custodian for the MFS Global Total Return Fund" or in the name of any successor organization.

    3.3 If on the proposed Valuation Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that accurate appraisal of the net value of the Assets or the net asset value of each class of the Reorganization Shares is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored; provided that if trading shall not be fully resumed and reporting restored on or before September 30, 2003, this Agreement may be terminated by either Fund upon the giving of written notice to the other.

    3.4 The Acquired Fund shall deliver at the Closing a list of the names, addresses, federal taxpayer identification numbers and backup withholding and nonresident alien withholding status of the Acquired Fund Shareholders and the number of outstanding Acquired Fund Shares owned by each such shareholder, all as of the close of business on the Valuation Date (the "Shareholder List"). The Surviving Fund shall issue and deliver to the Acquired Fund a confirmation evidencing the Reorganization Shares to be credited on the Liquidation Date, or provide evidence satisfactory to the Acquired Fund that such Reorganization Shares have been credited to the Acquired Fund's account on the books of the Surviving Fund. At the Closing each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request.

4. REPRESENTATIONS AND WARRANTIES

    4.1 Trust I, on behalf of the Acquired Fund, represents and warrants to Trust VI, on behalf of the Surviving Fund, as follows:

        (a) Trust I is a business trust that is duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and has the power to own all of its properties and assets and, subject to approval by the shareholders of the Acquired Fund, to carry out this Agreement. Neither Trust I nor the Acquired Fund is required to qualify to do business in any other jurisdiction. This Agreement has been duly authorized by Trust I, subject to the approval of the shareholders of the Acquired Fund. Trust I has all necessary federal, state and local authorizations to own all of the properties and assets of Trust I and to carry on its business as now being conducted. Before January 1, 1997, Trust I "claimed" classification for federal tax purposes as an association taxable as a corporation and has not elected otherwise since;

        (b) Trust I is a duly registered investment company classified as a management company of the open-end type, and its registration with the Securities and Exchange Commission (the "Commission") as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), is in full force and effect; and the Acquired Fund is a duly established and designated series thereof;

        (c) Trust I is not, and the execution, delivery and performance of this Agreement by Trust I will not result, in violation of any provision of Trust I's Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which Trust I is a party or by which Trust I or the Acquired Fund is bound;

        (d) Trust I has no material contracts or other commitments (other than this Agreement) that will not be terminated without liability to the Acquired Fund at or prior to the Closing Date;

        (e) Except as otherwise disclosed in writing to and accepted by the Surviving Fund, no material litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or threatened against the Acquired Fund or any of its properties or assets. Trust I knows of no facts that might form the basis for the institution of such proceedings, and Trust I is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated;


        (f) The statement of assets and liabilities, including the schedule of portfolio investments, of the Acquired Fund as of August 31, 2002, and the related statement of operations for the year then ended, and the statement of changes in net assets for the years ended August 31, 2002 and August 31, 2001 (copies of which have been furnished to the Surviving Fund) have been audited by Ernst & Young LLP, independent auditors, and present fairly in all material respects the financial position of the Acquired Fund as of August 31, 2002 and the results of its operations and changes in net assets for the respective stated periods in accordance with generally accepted accounting principles consistently applied, and there are no known actual or contingent liabilities of the Acquired Fund as of the respective dates thereof not disclosed therein;


        (g) Since August 31, 2002, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Surviving Fund. For the purposes of this subparagraph (g), a decline in net asset value per Acquired Fund Share resulting from losses upon the disposition of investments or from changes in the value of investments held by the Acquired Fund, or a distribution or a payment of dividends shall not constitute a material adverse change;

        (h) At the date hereof and at the Closing Date, all federal, state and other tax returns and reports, including information returns and payee statements, of the Acquired Fund required by law to have been filed or furnished by such dates shall have been filed or furnished, and all federal, state and other taxes, interest and penalties shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquired Fund's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns or reports;

        (i) The Acquired Fund is a "fund" as defined in Section 851(g)(2) of the Code; it has qualified for treatment as a regulated investment company under Subchapter M of the Code (a "RIC") for each past taxable year since it commenced operations and will continue to meet all the requirements for that qualification for its current taxable year; it will invest the Assets at all times through the Closing Date in a manner that ensures compliance with the foregoing; and it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

        (j) The authorized capital of Trust I consists of an unlimited number of shares, divided into twelve series and, with respect to the Acquired Fund, into four classes at the date hereof. All issued and outstanding Acquired Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable by Trust I. All of the issued and outstanding Acquired Fund Shares will, at the time of Closing, be held by the persons and in the amounts set forth in the Shareholder List. Trust I does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquired Fund Shares, nor is there outstanding any security convertible into any Acquired Fund Shares;

        (k) Except as previously disclosed to the Surviving Fund, at the Closing Date Trust I will have good and marketable title to the Assets and full right, power and authority to sell, assign, transfer and deliver the Assets hereunder, and upon delivery and payment for the Assets, the Surviving Fund will acquire good and marketable title thereto subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the Securities Act of 1933, as amended (the "1933 Act");

        (l) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Trust I (with the exception of the approval of this Agreement by the Acquired Fund's shareholders holding at least a majority of the outstanding voting securities (as defined by the 1940 Act) of the Acquired Fund), and this Agreement constitutes a valid and binding obligation of Trust I enforceable in accordance with its terms, subject to the approval of such shareholders;

        (m) The information to be furnished by the Acquired Fund for use in applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply fully with federal securities and other laws and regulations thereunder applicable thereto;

        (n) The proxy statement of the Acquired Fund (the "Proxy Statement") to be included in the Registration Statement (as defined in paragraph 5.7 hereof) (other than written information furnished by the Surviving Fund for inclusion therein, as covered by Trust VI's representation and warranty in paragraph 4.2(n) hereof), on the effective date of the Registration Statement, on the date of the Meeting (as defined in paragraph 5.2 hereof) and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading;

        (o) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Trust I, on behalf of the Acquired Fund, of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended, and the 1940 Act and the rules and regulations thereunder (collectively, the "Acts"), and such as may be required under state securities laws;

        (p) All of the issued and outstanding Acquired Fund Shares have been offered for sale and sold in conformity with all applicable federal and state securities laws, except as may have been previously disclosed in writing to the Surviving Fund;

        (q) The current prospectus and statement of additional information of the Acquired Fund, each dated January 1, 2003, as supplemented and updated from time to time, will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder on the date of the Proxy Statement, on the date of the Meeting and on the Closing Date and will not on any of such dates include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

        (r) From the date it commenced operations through the Closing Date, the Acquired Fund has conducted and shall conduct its "historic business" (within the meaning of Section 1.368-1(d)(2) of the Regulations) in a substantially unchanged manner; before the Closing Date the Acquired Fund shall not (1) dispose of and/or acquire any assets (a) solely for the purpose of satisfying the Surviving Fund's investment objective or policies or (b) for any other reason except in the ordinary course of its business as a RIC, or (2) otherwise change its historic investment policies; and Trust I believes, based on its review of each Fund's investment portfolio, that most of the Acquired Fund's assets are consistent with the Surviving Fund's investment objective and policies and thus can be transferred to and held by the Surviving Fund if this Plan is approved by the Acquired Fund's shareholders;

        (s) The Acquired Fund incurred the Liabilities in the ordinary course of its business;

        (t) The Acquired Fund is not under the jurisdiction of a court in a "title 11 or similar case" (as defined in Section 368(a)(3)(A) of the Code);

        (u) During the five-year period ending on the Closing Date, (1) neither the Acquired Fund nor any person "related" (within the meaning of Section 1.368-1(e)(3) of the Regulations) to it will have acquired Acquired Fund Shares, either directly or through any transaction, agreement, or arrangement with any other person, with consideration other than Trust VI's shares attributable to the Surviving Fund (sometimes referred to below as the "Surviving Fund Shares") or Acquired Fund Shares, except for shares redeemed in the ordinary course of the Acquired Fund's business as a series of an open-end investment company as required by Section 22(e) of the 1940 Act, and (2) no distributions will have been made with respect to Acquired Fund Shares, other than normal, regular dividend distributions made pursuant to the Acquired Fund's historic dividend-paying practice and other distributions that qualify for the deduction for dividends paid (within the meaning of Section 561 of the Code) referred to in Sections 852(a)(1) and 4982(c)(1)(A) of the Code; and

        (v) Hot more than 25% of the value of the Acquired Fund's total assets (excluding cash, cash items and U.S. government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers.

    4.2 Trust VI, on behalf of the Surviving Fund, represents and warrants to Trust I, on behalf of the Acquired Fund, as follows:

        (a) Trust VI is a business trust that is duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and has the power to own all of its properties and assets and to carry out this Agreement. Neither Trust VI nor the Surviving Fund is required to qualify to do business in any other jurisdiction. This Agreement has been duly authorized by Trust VI. Trust VI has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted. Before January 1, 1997, Trust VI "claimed" classification for federal tax purposes as an association taxable as a corporation and has not elected otherwise since;

        (b) Trust VI is a duly registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and the Surviving Fund is a duly established and designated series thereof;

        (c) The current prospectus and statement of additional information of the Surviving Fund, each dated March 1, 2003, as supplemented and updated from time to time (collectively, the "Surviving Fund Prospectus"), and the Registration Statement (other than written information furnished by the Acquired Fund for inclusion therein as covered by Trust I's representation and warranty in paragraph 4.1(m) hereof) will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder on the date of the Proxy Statement, on the date of the Meeting and on the Closing Date and will not on any of such dates include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

        (d) At the Closing Date, Trust VI will have good and marketable title to the assets of the Surviving Fund;

        (e) Trust VI is not, and the execution, delivery and performance of this Agreement will not result, in violation of any provision of Trust VI's Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which Trust VI is a party or by which Trust VI or the Surviving Fund is bound;

        (f) No material litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or threatened against the Surviving Fund or any of its properties or assets, except as previously disclosed in writing to the Acquired Fund. Trust VI knows of no facts that might form the basis for the institution of such proceedings, and Trust VI is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction herein contemplated;

        (g) The statement of assets and liabilities, including the schedule of portfolio investments, of the Surviving Fund as of October 31, 2002, and the related statement of operations for the year then ended, and the statement of changes in net assets for the years ended October 31, 2002 and October 31, 2001 (copies of which have been furnished to the Acquired Fund) have been audited by Ernst & Young LLP, independent auditors, and present fairly in all material respects the financial position of the Surviving Fund as of October 31, 2002 and the results of its operations and changes in net assets for the respective stated periods in accordance with generally accepted accounting principles consistently applied, and there are no known actual or contingent liabilities of the Surviving Fund as of the respective dates thereof not disclosed therein;

        (h) Since October 31, 2002, there has not been any material adverse change in the Surviving Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Surviving Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquired Fund. For the purposes of this subparagraph (h), a decline in net asset value per Surviving Fund Share resulting from losses upon the disposition of investments or from changes in the value of investments held by the Surviving Fund, or a distribution or a payment of dividends, shall not constitute a material adverse change;

        (i) At the date hereof and at the Closing Date, all federal, state and other tax returns and reports, including information returns and payee statements, of the Surviving Fund required by law to have been filed or furnished by such dates shall have been filed or furnished, and all federal, state and other taxes, interest and penalties shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Surviving Fund's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns or reports;

        (j) The Surviving Fund is a "fund" as defined in Section 851(g)(2) of the Code; it has qualified for treatment as a RIC for each past taxable year since it commenced operations and will continue to meet all the requirements for that qualification for its current taxable year; it intends to meet all such requirements for its next taxable year; and it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

        (k) The authorized capital of Trust VI consists of an unlimited number of shares, divided into three series and, with respect to the Surviving Fund, into five classes, at the date hereof. All issued and outstanding Surviving Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable by Trust VI. Trust VI does not have outstanding any options, warrants or other rights to subscribe for or purchase any Surviving Fund Shares, nor is there outstanding any security convertible into any such shares;

        (l) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Trust VI, and this Agreement constitutes a valid and binding obligation of Trust VI enforceable in accordance with its terms;

        (m) The Reorganization Shares to be issued and delivered to Trust I pursuant to the terms of this Agreement will have been duly authorized at the Closing Date and, when so issued and delivered, will be duly and validly issued Surviving Fund Shares and will be fully paid and nonassessable by Trust VI;

        (n) The information to be furnished by the Surviving Fund for use in applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply fully with federal securities and other laws and regulations applicable thereto;

        (o) Trust VI agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue its operations and the operations of the Surviving Fund after the Closing Date;

        (p) All of Trust VI's issued and outstanding Surviving Fund Shares have been offered for sale and sold in conformity with all applicable federal and state securities laws, except as may have been previously disclosed in writing to the Acquired Fund;

        (q) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Trust VI, on behalf of the Surviving Fund, of the transactions contemplated by this Agreement, except such as have been obtained under the Acts and such as may be required under state securities laws;

        (r) No consideration other than Reorganization Shares (and the Surviving Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

        (s) The Surviving Fund has no plan or intention to issue additional shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor does the Surviving Fund, or any person "related" (within the meaning of Section 1.368-1(e)(3) of the Regulations) to it, have any plan or intention to acquire -- during the five-year period beginning on the Closing Date, either directly or through any transaction, agreement or arrangement with any other person -- with consideration other than Surviving Fund Shares, any Reorganization Shares issued to the Acquired Fund Shareholders pursuant to the Reorganization, except for redemptions in the ordinary course of such business as required by Section 22(e) of the 1940 Act;

        (t) Following the Reorganization, the Surviving Fund (1) will continue the Acquired Fund's "historic business" (within the meaning of Section 1.368-1(d)(2) of the Regulations) or (2) will use a significant portion of the Acquired Fund's "historic business assets" (within the meaning of Section 1.368-1(d)(3) of the Regulations) in a business;

        (u) There is no plan or intention for the Surviving Fund to be dissolved or merged into another business trust or a corporation or any "fund" thereof (as defined in Section 851(g)(2) of the Code) following the Reorganization;

        (v) Immediately after the Reorganization, (1) not more than 25% of the value of the Surviving Fund's total assets (excluding cash, cash items and U.S. government securities) will be invested in the stock and securities of any one issuer and (2) not more than 50% of the value of such assets will be invested in the stock and securities of five or fewer issuers;

        (w) The Surviving Fund does not directly or indirectly own, nor on the Closing Date will it directly or indirectly own, nor has it directly or indirectly owned at any time during the past five years, any shares of the Acquired Fund; and

        (x) During the five-year period ending on the Closing date, neither the Surviving Fund nor any person "related" (within the meaning of Section 1.368-1(e)(3) of the Regulations) to it will have acquired Acquired Fund Shares with consideration other than Surviving Fund Shares.

    4.3 Trust I, on behalf of the Acquired Fund, and Trust VI, on behalf of the Surviving Fund, each represents and warrants to the other as follows:

        (a) The fair market value of the Reorganization Shares each Acquired Fund Shareholder receives will be approximately equal to the fair market value of the Acquired Fund Shares it constructively surrenders in exchange therefor;

        (b) Its management (1) is unaware of any plan or intention of Acquired Fund Shareholders to redeem, sell or otherwise dispose of (a) any portion of their Acquired Fund Shares before the Reorganization to any person "related" (within the meaning of Section 1.368-1(e)(3) of the Regulations) to either Fund or (b) any portion of the Reorganization Shares they receive in the Reorganization to any person "related" (within such meaning) to the Surviving Fund, (2) does not anticipate dispositions of the Reorganization Shares at the time of or soon after the Reorganization to significantly exceed the usual rate and frequency of dispositions of shares of the Acquired Fund as a series of an open-end investment company and (3) does not anticipate that there will be extraordinary redemptions of Reorganization Shares immediately following the Reorganization;

        (c) Each Acquired Fund Shareholder will pay his or her own expenses (including fees of personal investment or tax advisers for advice regarding the Reorganization), if any, he or she incurs in connection with the Reorganization;

        (d) The fair market value of the Assets on a going concern basis will equal or exceed the Liabilities to be assumed by the Surviving Fund and those to which the Assets are subject;

        (e) There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount;

        (f) Pursuant to the Reorganization, the Acquired Fund will transfer to the Surviving Fund, and the Surviving Fund will acquire, at least 90% of the fair market value of the net assets, and at least 70% of the fair market value of the gross assets, the Acquired Fund held immediately before the Reorganization. For the purposes of the foregoing, any amounts the Acquired Fund uses to pay its Reorganization expenses and to make redemptions and distributions immediately before the Reorganization (except
    (1) redemptions in the ordinary course of its business required by Section 22(e) of the 1940 Act and (2) regular, normal dividend distributions made to conform to its policy of distributing all or substantially all of its income and gains to avoid the obligation to pay federal income tax and/or the excise tax under Section 4982 of the Code) will be included as assets it held immediately before the Reorganization;

        (g) None of the compensation received by any Acquired Fund Shareholder who is an employee of or service provider to the Acquired Fund will be separate consideration for, or allocable to, any of the Acquired Fund Shares that shareholder held; none of the Reorganization Shares any such shareholder receives will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement or other service agreement; and the consideration paid to any such shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

        (h) Immediately after the Reorganization, the Acquired Fund Shareholders will not own shares constituting "control" (as defined in Section 304(c) of the Code) of the Surviving Fund;

        (i) Neither Fund will be reimbursed for any expenses incurred by it or on its behalf in connection with the Reorganization unless those expenses are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B.
    187); and

        (j) The aggregate value of the acquisitions, redemptions, and distributions limited by paragraphs 4.1(u), 4.2(s) and 4.2(x) hereof will not exceed 50% of the value (without giving effect to such acquisitions, redemptions and distributions) of the proprietary interest in the Acquired Fund on the Closing Date.

5. COVENANTS

    5.1 Each Fund will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and other distributions.

    5.2 Trust I will call a meeting of shareholders of the Acquired Fund (the "Meeting") to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

    5.3 Trust I covenants that the Reorganization Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

    5.4 Trust I will provide such information as Trust VI reasonably requests concerning the ownership of Acquired Fund Shares, including the information specified in paragraph 3.4 hereof.

    5.5 Subject to the provisions of this Agreement, Trust I and Trust VI each will take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

    5.6 Trust I will furnish to Trust VI on the Closing Date the Statement of Assets and Liabilities. As promptly as practicable, but in any case within 60 days after the Closing Date, Trust I or its designee will furnish to Trust VI, in such form as is reasonably satisfactory to Trust VI, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes, and of any capital loss carryovers and other items that the Surviving Fund will succeed to and take into account as a result of Section 381 of the Code.

    5.7 Trust VI will prepare and file with the Commission a Registration Statement on Form N-14 (the "Registration Statement"), in compliance with the 1933 Act and the 1940 Act, in connection with the issuance of the Reorganization Shares as contemplated herein.

    5.8 Trust VI will prepare a Proxy Statement, to be included in the Registration Statement in compliance with the Acts, in connection with the Meeting to consider approval of this Agreement. Trust I agrees to provide Trust VI with information applicable to Trust I and the Acquired Fund required under the Acts for inclusion in the Proxy Statement.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF TRUST

    I The obligations of Trust I to consummate the transactions provided for herein shall be, at its election, subject to the performance by Trust VI of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

    6.1 All representations and warranties of Trust VI, on behalf of the Surviving Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

    6.2 Trust VI shall have delivered to Trust I on the Closing Date a certificate executed in its name by its President, Vice President, Secretary or Assistant Secretary and Treasurer or Assistant Treasurer, in form and substance satisfactory to Trust I and dated as of the Closing Date, to the effect that the representations and warranties of Trust VI, on behalf of the Surviving Fund, made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as Trust I shall reasonably request; and

    6.3 Trust I shall have received on the Closing Date a favorable opinion from James R. Bordewick, Jr., Associate General Counsel and Senior Vice President of Massachusetts Financial Services Company ("MFS"), Trust VI's investment adviser, dated as of the Closing Date, in a form satisfactory to Trust I, to the effect that:

        (a) Trust VI is a business trust duly organized and validly existing under the laws of The Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry on its business as currently conducted, as described in the Registration Statement;

        (b) this Agreement has been duly authorized, executed and delivered by Trust VI and, assuming that the Surviving Fund prospectus contained in the Registration Statement, the Registration Statement and the Proxy Statement comply with the Acts, and assuming due authorization, execution and delivery of this Agreement by Trust I, is a valid and binding obligation of Trust VI enforceable against Trust VI and the Surviving Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;

        (c) the Reorganization Shares to be issued to the Acquired Fund Shareholders as provided by this Agreement are duly authorized and upon such delivery will be validly issued and outstanding and fully paid and nonassessable by Trust VI, and no shareholder of the Surviving Fund has any preemptive right to subscription or purchase in respect thereof pursuant to any federal or Massachusetts law or Trust VI's Declaration of Trust or By-laws;

        (d) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Trust VI's Declaration of Trust or By-Laws, or any material provision of any agreement (known to such counsel) to which Trust VI is a party or by which it or the Surviving Fund is bound;

        (e) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Trust VI of the transactions contemplated herein, except such as have been obtained under the Acts and such as may be required under state securities laws;

        (f) the descriptions in the Registration Statement of statutes, legal and governmental proceedings and contracts and other documents, if any, only insofar as they relate to Trust VI and the Surviving Fund, are accurate in all material respects;

        (g) such counsel does not know of any legal or governmental proceedings existing on or before the date of mailing the Proxy Statement or the Closing Date, only insofar as they relate to Trust VI or the Surviving Fund, required to be described in the Registration Statement that are not described as required;

        (h) to the knowledge of such counsel, Trust VI is a duly registered investment company and its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and

        (i) to the best knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body currently is pending or threatened as to Trust VI or the Surviving Fund or any of the Surviving Fund's properties or assets, and Trust VI is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby. Such opinion shall also state that while such counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, he generally reviewed and discussed certain of such statements with certain officers of Trust VI and that in the course of such review and discussion no facts came to the attention of such counsel that led him to believe that, on the effective date of the Registration Statement or on the date of the Meeting and only insofar as such statements relate to Trust VI or the Surviving Fund, the Registration Statement contained any statement that, in the light of the circumstances under which it was made, was false or misleading with respect to any material fact or that omitted to state any material fact required to be stated therein or necessary to make the statements therein not false or misleading. Such opinion may state that such counsel does not express any opinion or belief as to the financial statements or other financial or statistical data, or as to the information relating to Trust I or the Acquired Fund, contained in the Proxy Statement or Registration Statement. Such opinion may also state that such opinion is solely for the benefit of Trust I, its Board of Trustees and its officers and of the Acquired Fund. Such opinion shall also include such other matters incidental to the transaction contemplated hereby as Trust I may reasonably request.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF TRUST VI

    The obligations of Trust VI to complete the transactions provided for herein shall be, at its election, subject to the performance by Trust I of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

    7.1 All representations and warranties of Trust I, on behalf of the Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

    7.2 Trust I shall have delivered to Trust VI the Statement of Assets and Liabilities, together with a list of the Acquired Fund's portfolio securities showing the federal income tax bases of and holding periods for such securities as of the Closing Date, certified by the Treasurer or Assistant Treasurer of Trust I;

    7.3 Trust I shall have delivered to Trust VI on the Closing Date a certificate executed in its name by its President, Vice President, Secretary or Assistant Secretary and Treasurer or Assistant Treasurer, in form and substance satisfactory to Trust VI and dated as of the Closing Date, to the effect that the representations and warranties of Trust I, on behalf of the Acquired Fund, made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as Trust VI shall reasonably request; and

    7.4 Trust VI shall have received on the Closing Date a favorable opinion from James R. Bordewick, Jr., Associate General Counsel and Senior Vice President of MFS, Trust I's investment adviser, dated as of the Closing Date, in a form satisfactory to Trust VI to the effect that:

        (a) Trust I is a business trust duly organized and validly existing under the laws of The Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry on its business as currently conducted;

        (b) this Agreement has been duly authorized, executed and delivered by Trust I and, assuming that the Surviving Fund prospectus contained in the Registration Statement, the Registration Statement and the Proxy Statement comply with the Acts, and assuming due authorization, execution and delivery of this Agreement by Trust VI, is a valid and binding obligation of Trust I enforceable against Trust I and the Acquired Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;

        (c) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Trust I's Declaration of Trust or By-Laws, or any material provision of any agreement (known to such counsel) to which Trust I is a party or by which it or the Acquired Fund is bound;

        (d) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Trust I of the transactions contemplated herein, except such as have been obtained under the Acts and such as may be required under state securities laws;

        (e) the descriptions in the Proxy Statement of statutes, legal and governmental proceedings and contracts and other documents, if any, only insofar as they relate to Trust I and the Acquired Fund, are accurate in all material respects;

        (f) such counsel does not know of any legal or governmental proceedings existing on or before the date of mailing the Proxy Statement or the Closing Date, only insofar as they relate to Trust I or the Acquired Fund, required to be described in the Proxy Statement that are not described as required;

        (g) to the knowledge of such counsel, Trust I is a duly registered investment company and its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and

        (h) to the best knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or threatened as to Trust I or the Acquired Fund or any of the Acquired Fund's properties or assets, and Trust I is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby. Such opinion shall also state that while such counsel has not verified, and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement, he generally reviewed and discussed certain of such statements with certain officers of Trust I and that in the course of such review and discussion no facts came to the attention of such counsel that led him to believe that, on the effective date of the Registration Statement or on the date of the Meeting and only insofar as such statements relate to Trust or the Acquired Fund, the Proxy Statement contained any statement that, in the light of the circumstances under which it was made, was false or misleading with respect to any material fact or that omitted to state any material fact required to be stated therein or necessary to make the statements therein not false or misleading. Such opinion may state that such counsel does not express any opinion or belief as to the financial statements or other financial or statistical data, or as to the information relating to Trust VI or the Surviving Fund, contained in the Proxy Statement or Registration Statement. Such opinion may also state that such opinion is solely for the benefit of Trust VI, its Board of Trustees and its officers and of the Surviving Fund. Such opinion shall also include such other matters incidental to the transaction contemplated hereby as Trust VI may reasonably request.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF TRUST VI AND TRUST I

    The obligations of Trust I hereunder are, at the option of Trust VI, and the obligations of Trust VI hereunder are, at the option of Trust I, each subject to the further conditions that on or before the Closing Date:

    8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of outstanding Acquired Fund Shares in accordance with the provisions of Trust I's Declaration of Trust and By-Laws, and certified copies of the resolutions evidencing such approval shall have been delivered to Trust VI;

    8.2 On the Closing Date no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

    8.3 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, including "no-action" positions of such federal or state authorities) deemed necessary by Trust VI or Trust I to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of either Fund, provided that either Trust VI or Trust I may waive any such conditions for itself or for the Surviving Fund or the Acquired Fund, respectively;

    8.4 The Registration Statement shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued, and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act;

    8.5 The Acquired Fund shall have distributed to its shareholders, on or immediately before the Closing Date, all of its (a) "investment company taxable income" (within the meaning of Section 852(b)(2) of the Code), computed without regard to any deduction for dividends paid, and (b) "net capital gain" (as defined in Section 1222(11) of the Code), after reduction by any capital loss carryforward, each for its taxable year ending on the Closing Date;

    8.6 Trust I and Trust VI shall have received an opinion of Kirkpatrick & Lockhart LLP ("Tax Counsel"), reasonably satisfactory to them, as to the federal income tax consequences mentioned below (the "Tax Opinion"). In rendering the Tax Opinion, Tax Counsel may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Agreement, which Tax Counsel may treat as representations and warranties made to it, and in separate letters addressed to Tax Counsel and certificates delivered pursuant to this Agreement. The Tax Opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

        (a) The Surviving Fund's acquisition of the Assets in exchange solely for Reorganization Shares and its assumption of the Liabilities, followed by the Acquired Fund's distribution of the Reorganization Shares in complete liquidation pro rata to the Acquired Fund Shareholders constructively in exchange for their Acquired Fund Shares, will qualify as a "reorganization" (as defined in Section 368(a)(1)(C) of the Code), and each Fund will be "a party to a reorganization" within the meaning of
    Section 368(b) of the Code;

        (b) The Acquired Fund will recognize no gain or loss on the transfer of the Assets to the Surviving Fund in exchange solely for Reorganization Shares and the Surviving Fund's assumption of the Liabilities or on the subsequent distribution of those shares to the Acquired Fund Shareholders in constructive exchange for their Acquired Fund Shares;

        (c) The Surviving Fund will recognize no gain or loss on its receipt of the Assets in exchange solely for Reorganization Shares and its assumption of the Liabilities;

        (d) The Surviving Fund's basis in the Assets will be, in each instance, the same as the Acquired Fund's basis therein immediately before the Reorganization;

        (e) The Surviving Fund's holding period for the Assets will include, in each instance, the Acquired Fund's holding period therefor;

        (f) An Acquired Fund Shareholder will recognize no gain or loss on the constructive exchange of all its Acquired Fund Shares solely for Reorganization Shares pursuant to the Reorganization; and

        (g) An Acquired Fund Shareholder's aggregate basis in the Reorganization Shares it receives in the Reorganization will be the same as the aggregate basis in its Acquired Fund Shares it constructively surrenders in exchange for those Reorganization Shares, and its holding period for those Reorganization Shares will include, in each instance, its holding period for those Acquired Fund Shares, provided it holds such Acquired Fund Shares as capital assets on the Closing Date.

    Notwithstanding subparagraphs (b) and (d) above, the Tax Opinion may state that no opinion is expressed as to the effect of the Reorganization on the Funds or any Acquired Fund Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting. Trust VI and Trust I each agrees to make and provide additional representations to Tax Counsel with respect to the Surviving Fund and the Acquired Fund, respectively, that are reasonably necessary to enable Tax Counsel to deliver the Tax Opinion. Notwithstanding anything herein to the contrary, Trust VI and Trust I may not waive in any material respect the condition set forth in this paragraph 8.6.

9. BROKERAGE FEES AND EXPENSES; CONTINGENT DEFERRED SALES CHARGES; CERTAIN TAX MATTERS; CERTAIN RECORDS

    9.1 Trust VI and the Trust I each represents and warrants to the other that there are no brokers or finders entitled to receive any payments from either party to this Agreement in connection with the transactions provided for herein.

    9.2 Each Fund will be liable for its own expenses incurred in connection with entering into and carrying out the provisions of this Agreement, whether or not the Reorganization is consummated.

    9.3 Reorganization Shares issued in connection with the Reorganization will not be subject to any initial sales charge; however, if any Acquired Fund Shares are at the Closing Date subject to a contingent deferred sales charge (a "CDSC"), the Surviving Fund CDSC schedule and the methodology of aging such shares as set forth in the Surviving Fund Prospectus will apply to the Reorganization Shares issued in respect of such Acquired Fund Shares, and the Reorganization Shares received by Acquired Fund Shareholders pursuant to paragraph 1.4 hereof will, for purposes of calculating the CDSC, if applicable, and determining when the Surviving Fund's Class B shares will convert to Class A shares of the Surviving Fund, be treated as if purchased on the original date of purchase of such Acquired Fund Shares.

    9.4 Trust I agrees that it or its designee shall, on behalf of the Acquired Fund, file or furnish all federal, state and other tax returns, forms and reports, including information returns and payee statements, if applicable, of the Acquired Fund required by law to be filed or furnished by such dates as required by law to be filed or furnished, and shall provide such other federal and state tax information to shareholders of the Acquired Fund as has been customarily provided by the Acquired Fund, all with respect to the fiscal period commencing September 1, 2002 and ending on the Closing Date.

    9.5 Trust I agrees that it or its designee shall, on behalf of the Acquired Fund, deliver to Trust VI on the Closing Date or as soon thereafter as possible: (a) Acquired Fund shareholder statements and tax forms (i.e., Forms
1099) [for the year ended December 31, 2001,] for the year ended December 31, 2002, and the period commencing January 1, 2003, through the Closing Date (all on microfilm or microfiche, if available); (b) detailed records indicating the status of all certificates representing ownership of the Acquired Fund Shares issued since inception of the Acquired Fund (e.g., indicating whether the certificates are outstanding or cancelled); and (c) for each Acquired Fund Shareholder, a record indicating the dollar amount of such shareholder's Acquired Fund Share holdings as of such date representing that portion of such holdings subject to a CDSC as of such date and that portion of such holdings not subject to a CDSC as of such date, together with such other information with respect thereto as Trust VI may reasonably request.

10. ENTIRE AGREEMENT

    Trust VI and Trust I agree that neither party has made any representation, warranty or covenant not set forth herein or referred to in Article 4 hereof or required in connection with paragraph 8.6 hereof and that this Agreement constitutes the entire agreement between the parties.

11. TERMINATION

    11.1 This Agreement may be terminated by the mutual agreement of Trust VI and Trust I. In addition, either party may at its option terminate this Agreement at or prior to the Closing Date because of:

        (a) a material breach by the other of any representation, warranty or agreement contained herein to be performed at or prior to the Closing Date; or

        (b) a condition herein expressed to be precedent to the obligations of the terminating party that has not been met and that reasonably appears will not or cannot be met.

    11.2 In the event of any such termination, there shall be no liability for damages on the part of either Trust VI or Trust I, or their respective trustees or officers, to the other party or its trustees or officers, but each shall bear the expenses incurred by it incidental to the preparation and carrying out of this Agreement.

12. AMENDMENTS

    This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of Trust I and Trust VI; provided, however, that following the Meeting, no such amendment may have the effect of changing the provisions for determining the number of Reorganization Shares to be issued to the Acquired Fund Shareholders under this Agreement to their detriment without their further approval; and provided further that nothing contained in this Article 12 shall be construed to prohibit the parties from amending this Agreement to change the Closing Date or the Valuation Date.

13. NOTICES

    Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be personally delivered or given by prepaid telegraph, telecopy or certified mail addressed to Trust VI or Trust I (as applicable), 500 Boylston Street, Boston, Massachusetts 02116, Attention: Stephen E. Cavan, General Counsel and Senior Vice President.

14. MISCELLANEOUS

    14.1 The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    14.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

    14.3 This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

    14.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

    14.5 A copy of Trust VI's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. Trust I acknowledges that the obligations of or arising out of this instrument are not binding upon any of Trust VI's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of Trust VI in accordance with its proportionate interest hereunder. Trust I further acknowledges that the assets and liabilities of each series of Trust VI are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Acquired Fund.

    14.6 A copy of Trust I's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. Trust VI acknowledges that the obligations of or arising out of this instrument are not binding upon any of Trust I's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of Trust I in accordance with its proportionate interest hereunder. Trust VI further acknowledges that the assets and liabilities of each series of Trust I are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Surviving Fund.

    14.7 Notwithstanding Article 12 of this Agreement, but subject to the first proviso contained therein, either party to this Agreement, with the consent of its President, Vice President, Secretary or Assistant Secretary, may waive any condition (other than that contained in paragraph 8.6 hereof) or covenant to which the other party is subject or may modify such condition or covenant in a manner deemed appropriate by any such officer.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its Chairman, its President or a Trustee thereof and attested by its Secretary or Assistant Secretary.

                            Attest: MFS SERIES TRUST I, on its behalf and on behalf of MFS GLOBAL ASSET ALLOCATION FUND, one of its series

                            By: JAMES R. BORDEWICK, JR.
                                ----------------------------------------------
                                James R. Bordewick, Jr.
                                Assistant Secretary

                            Attest: MFS SERIES TRUST VI, on its behalf and on behalf of MFS GLOBAL TOTAL RETURN FUND, one of its series

                            By: JAMES R. BORDEWICK, JR.
                                ----------------------------------------------
                                James R. Bordewick, Jr.
                                Assistant Secretary